CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of the Trillium Variable Annuity Account of Great-West Life & Annuity Insurance Company (formerly Variable Annuity Account 2 Series Account of Canada Life Insurance Company of America) on Form N-4 of our report dated March 31, 2009 on the financial statements of each of the Investment Divisions of the Variable Annuity Account 2 Series Account of Canada Life Insurance Company of America and of our report dated March 30, 2009 on the consolidated financial statements of Great-West Life & Annuity Insurance Company and subsidiaries which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule, and includes an explanatory paragraph referring to the change in method of accounting for income taxes, as required by accounting guidance adopted on January 1, 2007, and change in method of accounting for defined benefit and other post retirement plans as required by accounting guidance which was adopted on December 31, 2006, both appearing in the Statement of Additional Information which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

September 30, 2009